EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement, on Amendment No. 1 to Form SB-2, of our report dated February 25, 2002, except for Note 14 which is as of March 20, 2002, on our audit of the consolidated financial statements of Exten Industries, Inc. for the year ended November 30, 2002. We also consent to the reference to our firm under the caption "Experts."

Swenson Advisors, LLP


San Diego, CA
March 21, 2002